BlackRock High Income V.I. Fund

FILE #811-03290

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
12/7/2006	FORD MOTOR COMPANY	4,500,000,000	850,000

Citigroup Global Markets Inc.; Goldman, Sachs & Co.; J.P. Morgan Securities Inc.; Deutsche Bank Securities Inc.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; BNP Paribas Securities Corp.; HSBC Securities (USA) Inc.; The Royal Bank of Scotland plc; ABN AMRO Rothschild LLC; Barclays Capital Inc.; Credit Suisse Securities (USA) LLC; UBS Securities LLC; Scotia Capital (USA) Inc.; Bear, Stearns & Co. Inc.; Calyon Securities (USA) Inc.; Comerica Securities, Inc.; Dresdner Kleinwort Wasserstein Securities LLC; Harris Nesbitt Corp.; BNY Capital Markets, Inc.; Fortis Securities LLC; PNC Capital Markets, Inc.; Wells Fargo Securities, LLC

1/9/2007	INTELSAT	600,000,000	690,000	Deutsche Bank Securities; Lehman Brothers; Citigroup; Credit Suisse; Bear, Stearns & Co. Inc.; Goldman, Sachs & Co.; Merrill Lynch & Co.; BNP Paribas; JPMorgan; RBS Greenwich Capital
1/18/2007	OPEN SOLUTIONS	325,000,000	310,000	Wachovia Securities; JPMorgan; Merrill Lynch & Co.; GE Capital Markets, Inc.
2/1/2007	YANKEE CANDLE	325,000,000	170,000	Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated
2/1/2007	YANKEE CANDLE	200,000,000	140,000	Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated
2/15/2007	ARCHER DANIELS	1,150,000,000	150,000

Citigroup Global Markets Inc.; J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Banc of America Securities LLC; Barclays Capital Inc.; BNP Paribas Securities Corp.; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; HSBC Securities (USA) Inc.

2/22/2007	AMERICAN AXLE & MANUFACTURING	300,000,000	260,000

J.P. Morgan Securities Inc.; Banc of America Securities LLC; ABN AMRO Incorporated; Wachovia Capital Markets, LLC.; BNP Paribas Securities Corp.; Comerica Securities, Inc.; KeyBanc Capital Markets, a division of McDonald Investment Inc.; Lazard Capital Markets LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Mizuho Securities USA Inc.; Piper Jaffray & Co.; SunTrust Capital Markets, Inc.

3/7/2007	GNC	300,000,000	1,190,000	J.P. Morgan Securities Inc.; Goldman, Sachs & Co.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; BNP Paribas Securities Corp.; UBS Securities LLC
3/13/2007	SMURFIT –STONE	675,000,000	560,000

Deutsche Bank Securities Inc.; Banc of America Securities LLC; J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; UBS Securities LLC; BNY Capital Markets, Inc.; Goldman, Sachs & Co.; Scotia Capital (USA) Inc.; SG Americas Securities, LLC; Wachovia Capital Markets, LLC

3/14/2007	FREEPORT – MCMORAN	1,000,000,000	2,180,000

J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; HSBC Securities (USA) Inc.; Scotia Capital (USA) Inc.; UBS Securities LLC; ANZ Securities, Inc.; BNP Paribas Securities Corp.; Calyon Securities (USA) Inc.; Daiwa Securities SMBC Europe Limited; Greenwich Capital Markets, Inc.; HVB Capital Markets, Inc.; ING Financial Markets LLC; Mitsubishi UFJ Securities International plc; Mizuho Securities USA, Inc.; Natexis Bleichroeder Inc.; RBC Capital Markets Corporation; SG Americas Securities, LLC; Standard Chartered Bank; WestLB AG, London Branch

3/14/2007	FREEPORT – MCMORAN	1,000,000,000	1,050,000

J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; HSBC Securities (USA) Inc.; Scotia Capital (USA) Inc.; UBS Securities LLC; ANZ Securities, Inc.; BNP Paribas Securities Corp.; Calyon Securities (USA) Inc.; Daiwa Securities SMBC Europe Limited; Greenwich Capital Markets, Inc.; HVB Capital Markets, Inc.; ING Financial Markets LLC; Mitsubishi UFJ Securities International plc; Mizuho Securities USA, Inc.; Natexis Bleichroeder Inc.; RBC Capital Markets Corporation; SG Americas Securities, LLC; Standard Chartered Bank; WestLB AG, London Branch

4/17/2007	CIMAREX ENERGY	350,000,000	360,000

J.P. Morgan Securities Inc.; Lehman Brothers Inc.; Deutsche Bank Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Calyon Securities (USA) Inc.; Raymond James & Associates, Inc.; UBS Securities LLC

5/22/2007	UNIVERSAL HOSPITAL	230,000,000	140,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Bear, Stearns & Co. Inc.; Wachovia Capital Markets, LLC
5/22/2007	UNIVERSAL HOSPITAL	230,000,000	130,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Bear, Stearns & Co. Inc.; Wachovia Capital Markets, LLC
6/19/2007	HYNIX	500,000,000	350,000	Citigroup Global Markets Limited, Credit Suisse Securities (Europe) Limited, Goldman Sachs International, Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Korea Development Bank
6/27/2007	COMMUNITY HEALTH SYSTEMS	133,333,334	1,940,000

Credit Suisse Securities (USA) LLC, Wachova Capital Markets, LLC, J.P. Morgan Securities Inc. , Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., GE Capital Markets Inc, Goldman Sachs & Co., SunTrust Capital Markers Inc, ABN AMRO Incorporated, Barclays Capital Inc, Calyon Securities (USA) Inc, Fifth Third Securities , Inc, KeyBanc Capital Markets Inc, NatCity Investments, Inc., Scotia Capital (USA) Inc., UBS Securities LLC.

9/24/2007	Waterford Gaming, LLC	128,500,000	550,000	Merrill Lynch & Co.; Deutsche Bank Securities
10/9/2007	AES Corp	1,500,000,000	500,000	Deutsche Bank Securities Inc. , Credit Suisse (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated.
10/9/2007	AES Corp	500,000,000	155,000	Deutsche Bank Securities Inc. , Credit Suisse (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated.
10/16/2007	First Data Corporation	2,200,000,000	1,650,000

Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated